SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          (Amendment No. _)
                       ______________________

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

CHECK THE APPROPRIATE BOX:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))
[ ]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Materials Pursuant to ss.ss 240.14a-11(c) or ss.ss 240.14a-12

                       French Fragrances, Inc.
          (Name of Registrant as specified in its Charter)


 (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          ____________________________________________________________________
    (2)   Aggregate number of securities to which transaction applies:
          ____________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ____________________________________________________________________
    (4)   Proposed maximum aggregate value of transaction:
          ____________________________________________________________________
    (5)   Total fee paid:
          ____________________________________________________________________

[ ] Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid: ________________________________________
    (2)   Form, Schedule or Registration No.: ____________________________
    (3)   Filing Party: __________________________________________________
    (4)   Date Filed: ____________________________________________________

                       FRENCH FRAGRANCES, INC.

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   To be Held on June 23, 1999

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of French Fragrances, Inc. (the "Company") will be held on Wednesday, June 23, 1999 at 10:00 a.m., Eastern Standard Time, at the Company's principal executive offices at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, for the following purposes, as described in the attached proxy statement:

    1. To elect a board of six directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

    2. To approve an amendment to the Company's 1995 Stock Option Plan (the "1995 Plan") to increase the number of shares of Common Stock, $.01 par value ("Common Stock"), which may be issued pursuant to stock options granted under the 1995 Plan from 1,500,000 to 2,200,000.

    3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 31, 2000.

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 27, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

    It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you intend to be present at the Annual Meeting in person, we urge you to please complete, date and sign the enclosed proxy card and return it in the envelope provided for that purpose.

                                  By Order of the Board of Directors,


                                  OSCAR E. MARINA
                                  Secretary

Miami, Florida
May 17, 1999


YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE. THE PROXY IS
REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                     FRENCH FRAGRANCES, INC.
                    _________________________

                         PROXY STATEMENT
                    _________________________

                  ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON JUNE 23, 1999

GENERAL

    This Proxy Statement has been prepared and is furnished by the Board of Directors of French Fragrances, Inc. (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Company's principal executive offices at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, at 10:00 a.m., Eastern Standard Time, on June 23, 1999, and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting.

    It is anticipated that the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, this Proxy Statement and the accompanying form of proxy card will be mailed to shareholders on or about May 24, 1999. The Annual Report is not to be regarded as proxy soliciting material.

    The Company was incorporated in Florida in 1960 and was known as Suave Shoe Corporation until the November 30, 1995 merger (the "Merger") of a privately-held Florida corporation named French Fragrances, Inc. ("FFI") with and into the Company. Following the Merger, the Company, as the surviving corporation, changed its name to "French Fragrances, Inc." and management of FFI became the management of the Company. Since the Merger, the Company's principal business operations consist of the business operations previously conducted by FFI, which is the manufacture, distribution and marketing of prestige fragrances and related cosmetic products.

OUTSTANDING SHARES AND VOTING RIGHTS

    Only shareholders of record of the Common Stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on April 27, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 13,812,704 shares of Common Stock entitled to vote on each matter to be presented at the Annual Meeting. Holders of the Common Stock have one vote per share on all matters. No other class of stock of the Company has voting rights.

    A majority of the shares of Common Stock entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on a matter at the Annual Meeting. In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not. The Company's By-laws provide that the affirmative vote of a majority of the shares of the voting stock represented, in person or by proxy, and entitled to vote on a matter at a meeting in which a quorum is present shall be the act of the shareholders, except as otherwise provided by law. The Florida Business Corporation Act provides that directors are elected by a plurality of the votes cast. Abstentions and broker non-votes have no legal effect on whether a nominee for director is elected, but will have the same effect as votes against the amendment to the 1995 Stock Option Plan (the "1995 Plan") and the ratification of the appointment of Deloitte & Touche, LLP as the independent auditors of the Company for the fiscal year ending January 31, 2000.

    As of May 13, 1999, the directors and executive officers of the Company (including companies under their control) beneficially owned approximately 41% of the Common Stock. The aggregate beneficial ownership of such persons permits them to have effective control of the Company and to direct the management and affairs of the Company.

    Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting or at any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted FOR the election of all of the nominees for director, FOR the approval of the amendment to the 1995 Plan, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 31, 2000, and in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting.

    You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope. Each shareholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

   SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth, as of May 13, 1999: (i) the ownership of Common Stock by all persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and (ii) the beneficial ownership of Common Stock, Series B Convertible Preferred Stock of the Company, $.01 par value ("Series B Convertible Preferred"), and Series C Convertible Preferred Stock of the Company, $.01 par value ("Series C Convertible Preferred"), by (a) directors and nominees (listed by name) of the Company, (b) the Company's chief executive officer and its four other most highly compensated executive officers for the fiscal year ended January 31, 1999, and (c) all directors and executive officers of the Company as a group, without naming them.

                                COMMON STOCK             SERIES B CONVERTIBLE PREFERRED
                       ------------------------------    ------------------------------
                       AMOUNT AND NATURE   PERCENTAGE    AMOUNT AND NATURE   PERCENTAGE
NAME AND ADDRESS OF    OF BENEFICIAL       OF THE        OF BENEFICIAL       OF THE
BENEFICIAL OWNER (1)   OWNERSHIP (2)       CLASS         OWNERSHIP           CLASS
Rafael Kravec(3)(5)      2,601,551           18.2%           5,419              2.0%

E. Scott Beattie(4)(5)     861,378            5.9            5,961              2.2

Gretchen Goslin(6)          77,034              *               --               --

William J. Mueller(7)       79,287              *               --               --

Oscar E. Marina(8)          43,189              *               --               --

J.W. Nevil Thomas(9)       146,393            1.0            7,874              2.9

Fred Berens(10)            835,253            6.0               --               --

Richard C.W. Mauran(11)  2,139,964           14.4          100,279             36.9

George Dooley(12)           38,500              *               --               --

Fragrance Marketing
 Group, Inc.(13)         1,089,393            7.3

Putnam Investments,
 Inc.(14)                  825,942            6.0

Dresdner RCM Global
 Investors LLC(15)       1,379,725           10.0

SAFECO Corporation(16)   1,392,700           10.1

All directors and
 executive officers
 as a group
 (10 persons)(17)        6,702,814           40.8          119,533             44.0

                                  (RESTUBBED TABLE FROM ABOVE)

                          SERIES C CONVERTIBLE PREFERRED
                          ------------------------------
                          AMOUNT AND NATURE   PERCENTAGE
NAME AND ADDRESS OF       OF BENEFICIAL       OF THE
BENEFICIAL OWNER (1)      OWNERSHIP (2)       CLASS
Rafael Kravec(3)(5)           8,835              1.7%

E. Scott Beattie(4)(5)        9,185              1.8

Gretchen Goslin(6)            3,220                *

William J. Mueller(7)         3,220                *

Oscar E. Marina(8)            3,222                *

J.W. Nevil Thomas(9)         11,682              2.3

Fred Berens(10)                  --               --

Richard C.W. Mauran(11)     131,518             25.7

George Dooley(12)                --               --

Fragrance Marketing
 Group, Inc.(13)

Putnam Investments,
 Inc.(14)

Dresdner RCM Global
 Investors LLC(15)

SAFECO Corporation(16)

All directors and
 executive officers
 as a group
(10 persons)(17)            173,647             34.0

----------------
* Less than one percent of the class.

  (1) The address of each of the persons shown in the above table other than Messrs.
      Thomas and Mauran, Fragrance Marketing Group, Inc. ("FMG"), Putnam Investments,
      Inc. ("Putnam"), Dresdner RCM Global Investors LLC ("Dresdner") and SAFECO
      Corporation ("SAFECO") is c/o French Fragrances, Inc., 14100 N.W. 60th Avenue,
      Miami Lakes, Florida 33014.  The address of Mr. Thomas is Scotia Plaza, Suite
      4712, Toronto, Canada M5H 3Y2. The address of Mr. Mauran is 31 Burton Court,
      Franklins Row, London SW3 England.  The address of FMG is 7445 N.W. 12th Street,
      Miami, Florida 33126.  The address of Putnam is One Post Office Square, Boston,
      Massachusetts 02109.  The address of Dresdner is Four Embarcadero Center, San
      Francisco, California 94111. The address of SAFECO is SAFECO Plaza, Seattle,
      Washington 98185.

  (2) Includes, where applicable, shares of Common Stock issuable upon the conversion of Series B Convertible Preferred, Series C Convertible Preferred and 7.5%
      Convertible Debentures due 2006 ("7.5% Convertible Debentures"), and upon the exercise of warrants and of options to acquire Common Stock ("Options"), held by such persons which may be converted or exercised within 60 days after May 13,
      1999.  A total of 7.12 shares of Common Stock are issuable upon the conversion of one share of Series B Convertible Preferred at a conversion price of $3.30 per
      Common Stock share.  One share of Common Stock is issuable upon the conversion of one share of Series C Convertible Preferred at a conversion price of $5.25 per
      Common Stock share.  The 7.5% Convertible Debentures are convertible into shares of Common Stock at $7.20 per share.  Unless otherwise indicated, the Company believes that all persons named in the table above have sole voting power and investment power with respect to all shares of Common Stock, Series B Convertible
      Preferred and Series C Convertible Preferred beneficially owned by them.

  (3) The Common Stock includes (i) 2,144,000 shares of Common Stock, including 1,000 shares which are owned by Mr. Kravec's daughter and as to which he disclaims beneficial ownership, (ii) 38,583 shares of Common Stock issuable upon the conversion of Series B Convertible Preferred owned by National Trading
      Manufacturing, Inc. ("National Trading"), a corporation which is controlled by
      Mr. Kravec, (iii) 8,835 shares of Common Stock issuable upon the conversion of
      Series C Convertible Preferred owned by National Trading, (iv) 68,750 shares of
      Common Stock issuable upon the conversion of 7.5% Convertible Debentures owned by
      Mr. Kravec, (v) 234,583 shares of Common Stock issuable upon the conversion of
      7.5% Convertible Debentures owned by National Trading, and (vi) 106,800 shares of
      Common Stock issuable upon the exercise of Options owned by Mr. Kravec.

  (4) The Common Stock includes (i) 8,487 shares of Common Stock, (ii) 42,442 shares of
      Common Stock issuable upon the conversion of Series B Convertible Preferred,
      (iii) 9,185 shares of Common Stock issuable upon the conversion of Series C
      Convertible Preferred, (iv) 1,163 shares of Common Stock issuable upon the conversion of 7.5% Convertible Debentures, (v) 610,900 shares of Common Stock issuable upon the exercise of Options, and (vi) the shares of Common Stock referred to in Note (5).  The Common Stock also includes 64,201 shares of Common
      Stock owned by E.S.B. Consultants, Inc. ("ESB"), a company that until September
      1997 was controlled by Mr. Beattie, and as to which he disclaims beneficial ownership.

  (5) The Common Stock includes 125,000 shares of Common Stock which Mr. Beattie has an option to purchase.

  (6) The Common Stock includes (i) 3,747 shares of Common Stock, (ii) 3,220 shares of
      Common Stock issuable upon the conversion of Series C Convertible Preferred, and
      (iii) 70,067 shares of Common Stock issuable upon the exercise of Options.

  (7) The Common Stock includes (i) 6,000 shares of Common Stock, (ii) 3,220 shares of
      Common Stock issuable upon the conversion of Series C Convertible Preferred, and
      (iii) 70,067 shares of Common Stock issuable upon the exercise of Options.

  (8) The Common Stock includes (i) 3,222 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred, and (ii) 36,667 shares of Common
      Stock issuable upon the exercise of Options.  The remaining 3,300 shares of
      Common Stock are owned together with Mr. Marina's spouse as joint tenants with right of survivorship.

  (9) The Common Stock includes (i) 54,019 shares of Common Stock issuable upon the conversion of Series B Convertible Preferred owned by Nevcorp, Inc. ("Nevcorp"), a corporation controlled by Mr. Thomas, (ii) 11,682 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred owned by Nevcorp, and (iii) 75,900 shares of Common Stock issuable upon the exercise of Options owned by Mr. Thomas.  The Common Stock also includes 2,748 shares of Common Stock which are held equally by four trusts for the benefit of Mr. Thomas' children
      (the "Thomas Trusts") and for which Mr. Thomas serves as a co-trustee with his wife, and 2,044 shares of Common Stock issuable upon the conversion of Series B
      Preferred which are held equally by the Thomas Trusts.

 (10) The Common Stock includes (i) 712,000 shares of Common Stock, (ii) 75,833 shares of Common Stock issuable upon the conversion of 7.5% Convertible Debentures, and
      (iii) 47,420 shares of Common Stock issuable upon the exercise of Options.

 (11) The Common Stock includes (i) 127,768 shares of Common Stock owned by Bed B.V.I.
      Corp. ("Bed BVI"), a company controlled by Mr. Mauran,  (ii) 886,659 shares of
      Common Stock owned by Euro Credit Investments Limited ("Euro Credit"), a company controlled by Mr. Mauran, (iii) 115,441 shares of Common Stock owned by
      Devonshire Trust ("Devonshire Trust"), a trust of which Mr. Mauran is a beneficiary, (iv) 6,210 shares of Common Stock owned by Devonshire Holdings
      ("Devonshire Holdings"), a trust of which Mr. Mauran is a beneficiary, (v) 95,014 shares of Common Stock issuable upon the conversion of Series B Preferred owned by Bed BVI, (vi) 489,051 shares of Common Stock issuable upon the conversion of
      Series B Convertible Preferred owned by Euro Credit, (vii) 125,329 shares of
      Common Stock issuable upon the conversion of Series B Convertible Preferred owned by Devonshire Trust, (viii) 4,590 shares of Common Stock issuable upon the conversion of Series B Preferred owned by Devonshire Holdings, (ix) 108,254 shares of Common Stock issuable upon the conversion of Series C Convertible
      Preferred owned by Euro Credit, (x) 23,264 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred owned by Devonshire Trust, (xi)
      109,114 shares of Common Stock issuable upon the conversion of 7.5% Convertible
      Debentures owned by Mr. Mauran, (xii) 1,850 shares of Common Stock issuable upon the conversion of 7.5% Convertible Debentures owned by Devonshire Trust, and
      (xiii) 47,420 shares of Common Stock issuable upon the exercise of Options owned by Mr. Mauran.

 (12) The Common Stock includes 29,500 shares of Common Stock issuable upon the exercise of Options.  The remaining 9,000 shares of Common Stock are owned together with Mr. Dooley's spouse as joint tenants with right of survivorship.

 (13) Represents shares of Common Stock issuable upon the exercise of warrants which were issued to FMG in connection with the Company's acquisition of the principal assets of FMG in May 1996.

 (14) Based on a Schedule 13G dated February 18, 1999.  Putnam has shared voting power over 331,517 shares of Common Stock through its wholly-owned subsidiary, The
      Putnam Advisory Company, Inc., and shared investment power over 825,942 shares of
      Common Stock through its wholly-owned subsidiaries, The Putnam Advisory Company,
      Inc. and Putnam Investment Management, Inc.

 (15) Based on a Schedule 13G dated February 12, 1999.  Dresdner has sole voting and investment power over these shares of Common Stock.

 (16) Based on a Schedule 13G dated February 10, 1999.  SAFECO has shared voting and dispositive power over 1,392,700 shares of Common Stock, including 1,216,900 shares which are owned beneficially by registered investment companies for which
      SAFECO's subsidiary, SAFECO Asset Management Company, is an advisor.

 (17) The Common Stock includes (i) 851,072 shares of Common Stock issuable upon the conversion of Series B Convertible Preferred, (ii) 173,647 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred, (iii) 491,293 shares of Common Stock issuable upon the conversion of the 7.5% Convertible
      Debentures, and (iv) 1,094,741 shares of Common Stock issuable upon the exercise of Options.

                PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

     Six directors are to be elected at the Annual Meeting. The six nominees named below are currently serving as the directors of the Company and have been designated by the Board of Directors (the "Board") as nominees for election as directors, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. The Board does not anticipate that such an event will occur. Each director must be elected by a plurality of the votes cast.

     The names of the nominees and information about them are set forth below.

     Rafael Kravec, age 67, has served as Chairman of the Board since April
1997 and as a director of the Company since the Merger. Mr. Kravec served as Chief Executive Officer of the Company from the date of the Merger in November
1995 until March 1998 and as President and Chief Executive Officer and a director of FFI from its formation in July 1992 until the consummation of the Merger. Mr. Kravec has also served as President and Chief Executive Officer and a director of the following wholly-owned subsidiaries of the Company: (i)
G.B. Parfums, Inc. from March 1995 until June 1998, (ii) Halston Parfums, Inc.
from March 1996 until June 1998, (iii) Fine Fragrances, Inc. ("Fine
Fragrances") from March 1990 until June 1998, and (iv) FRM Services, Inc. from
December 1996 until December 1998. Mr. Kravec has also served as President and Chief Executive Officer and a director of National Trading since 1981.

     J.W. Nevil Thomas, age 61, has served as Vice Chairman of the Board of the Company since April 1997 and previously served as Chairman of the Board of the Company from the consummation of the Merger until April 1997. Mr. Thomas served as Chairman of the Board of FFI from its formation in July 1992 until the consummation of the Merger. Since 1970, Mr. Thomas has served as President of Nevcorp, a financial and management consulting firm which is controlled by Mr. Thomas. Mr. Thomas is Chairman of the Board of Bedford
Capital Corporation ("Bedford"), a Toronto, Canada-based firm that is engaged in the business of providing investment banking services and equity through two private pools of capital to middle-market companies in North America, and is a director of Cash Converters, Inc., a specialty retailer, and Pet Valu, Inc. ("Pet Valu"), a pet food retailer.

     E. Scott Beattie, age 40, has served as President and Chief Executive
Officer of the Company since March 1998 and has been a director of the Company since the Merger. From April 1997 to March 1998, Mr. Beattie served as
President and Chief Operating Officer of the Company, and from November 1995 until April 1997, Mr. Beattie served as Vice Chairman of the Board and
Assistant Secretary of the Company (positions he held with FFI from January
1995 until the consummation of the Merger).  From September 1989 to September
1997, Mr. Beattie served as President of ESB, a financial and management consulting firm that until September 1997 was controlled by Mr. Beattie. ESB provided consulting services to the Company from 1992 until 1997. Mr. Beattie has also served as Executive Vice President of Bedford since March 1995 and as Vice President of Bedford from September 1989 to March 1995. Prior to his employment with Bedford, Mr. Beattie served as a Vice President and Director of Mergers & Acquisitions of Merrill Lynch, Inc. and as a manager of Andersen Consulting, specializing in the implementation of information systems. Mr. Beattie is a director of Bedford and Janna Systems Inc., an applications software company.

     Fred Berens, age 56, has served as a director of the Company since the Merger. Mr. Berens served as a director of FFI from its formation in July
1992 until the consummation of the Merger.  Mr. Berens has served as Senior
Vice President - Investments of Prudential Securities, Inc., an investment banking firm, since March 1965. Mr. Berens previously served as a director of the Company, when it was known as Suave Shoe Corporation, until December 1994.

     Richard C.W. Mauran, age 65, has served as a director of the Company since the Merger. Mr. Mauran served as a director of FFI from its formation in July 1992 until the consummation of the Merger. Mr. Mauran is a private investor and serves as a director of Bedford, Microbix Biosystems, Inc., a biotechnology company, Pet Valu and US Physical Therapy, Inc., which owns and operates physiotherapy centers.

     George Dooley, age 66, has served as a director of the Company since
March 1996.  Mr. Dooley has served as President and Chief Executive Officer of
(i) Community Television Foundation of South Florida, Inc., a not-for-profit corporation supporting, and a licensee of, public television station WPBT
Channel 2, since 1955, (ii) WPBT Communications Foundation, Inc., a not-for-profit corporation supporting public television station WPBT Channel
2, since 1981, and (iii) Comtel, Inc., a company providing television facilities to television producers, since 1981.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE
FOR DIRECTOR.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities laws require the Company's directors, executive officers, and persons who beneficially own more than 10 percent of the Common
Stock to file reports of initial ownership and reports of subsequent changes in ownership with the Securities and Exchange Commission (the "Commission") and to provide copies of these reports to the Company. Specific due dates have been established and the Company is required to disclose in this Proxy
Statement any failure of the foregoing persons to file timely those reports during its fiscal year ended January 31, 1999. To the best of the Company's knowledge, based solely upon a review of copies of reports furnished to it and written representations that no other reports were required, all of the Company's directors, executive officers and beneficial owners of more than 10 percent of the Common Stock made all such filings timely, with the exception of one report detailing one transaction for director and executive officer E.
Scott Beattie, which was inadvertently filed late.

               MEETINGS AND COMMITTEES OF THE BOARD

GENERAL

     During the fiscal year ended January 31, 1999, the Board held seven meetings and each director attended at least 75% of the total meetings of the Board and at least 75% of the total meetings of the committees of the Board in which he served, with the exception of Mr. Kravec, who was unable to attend three Board meetings. The Board has an Audit Committee and a Compensation
Committee.

     The Audit Committee consists of Messrs. Berens, Dooley and Thomas, none of whom are presently or formerly employees of the Company. The Audit
Committee oversees the procedures, scope and results of the annual audit and reviews the services provided by the Company's independent auditors. The
Audit Committee met once during the fiscal year ended January 31, 1999.

     The Compensation Committee consists of Messrs. Berens and Dooley.  The
Compensation Committee administers the Company's stock option plans and determines the compensation of the Company's executive officers. The
Compensation Committee met once during the fiscal year ended January 31, 1999.

     The Board does not have a standing nominating committee. The Board performs this function.

                      DIRECTOR COMPENSATION

     Directors who are employees of the Company do not receive any monetary compensation for serving on the Board or any of its committees. Directors who are not employees of the Company (currently Messrs. Thomas, Berens, Dooley and Mauran) receive an annual retainer of $3,000 and a fee of $500 for each meeting of the Board or a committee of the Board attended. The Board also reimburses all directors for all expenses incurred in connection with their activities as directors. Under the terms of the Non-Employee Director
Stock Option Plan (the "Directors' Plan"), non-employee directors receive stock options for 7,000 shares of Common Stock upon their initial election to the Board and stock options for 7,500 shares of Common Stock annually upon reelection to the Board at the annual meeting of shareholders. All options granted under the Directors' Plan are exercisable one year from the date of grant. During the fiscal year ended January 31, 1999, upon their reelection to the Board at the annual meeting of shareholders in June 1998, each of Messrs. Thomas, Berens, Dooley and Mauran were granted stock options under the Directors' Plan for 7,500 shares of Common Stock exercisable at $16.38 per share. Directors who are not on the Compensation Committee may also be granted stock options under the 1995 Plan. During the fiscal year ended
January 31, 1999, in consideration of his services as President and Chief
Executive Officer of the Company, Mr. Beattie was granted options for 400,000 shares of Common Stock under the 1995 Plan, all of which are currently exercisable at $12.50 per share.

                      EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid by the Company for the fiscal years ended January 31, 1999, 1998 and 1997 to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during the fiscal year ended
January 31, 1999 whose compensation exceeded $100,000 (the "Named
Executives").

                                SUMMARY COMPENSATION TABLE
                                                                          LONG-TERM
                                    ANNUAL COMPENSATION                   COMPENSATION
                    ---------------------------------------------------   ------------
                                                                          COMMON STOCK
NAME AND                                               OTHER ANNUAL       UNDERLYING
PRINCIPAL POSITION    YEAR (1)   SALARY    BONUS (2)   COMPENSATION (3)   OPTIONS (#)
Rafael Kravec         1/31/99   $300,000         --         $6,263               --
 Chairman of the      1/31/98   $300,000   $100,000         $4,803               --
 Board                1/31/97   $296,624   $120,000         $3,256               --

E. Scott Beattie      1/31/99   $367,790   $100,000         $5,712          400,000
 President and Chief  1/31/98   $257,405   $175,000             --            7,500
 Executive            1/31/97   $ 96,000   $120,000             --          100,000
 Officer (4)

Gretchen Goslin       1/31/99   $175,000   $ 80,000             --           10,000
 Senior Vice          1/31/98   $175,000   $ 88,000             --               --
 President-Marketing  1/31/97   $165,384   $ 70,000             --           10,000

William J. Mueller    1/31/99   $170,000   $ 80,000         $5,855           10,000
 Vice President,      1/31/98   $170,000   $ 88,000         $4,585               --
 Chief Financial      1/31/97   $166,502   $ 70,000         $3,629           10,000
 Officer and Treasurer

Oscar E. Marina       1/31/99   $168,077   $ 70,000             --           10,000
 Vice President,      1/31/98   $150,000   $ 75,000             --           10,000
 General Counsel      1/31/97   $129,328   $ 35,000             --           20,000
 and Secretary
-------------
(1)  The amounts shown for "1/31/99," "1/31/98," and "1/31/97" are for the fiscal years ended January 31, 1999, 1998 and 1997, respectively.

(2)  The Company creates an annual bonus pool for members of its management and other key personnel equal to 6% of the pre-tax profit of the Company (the "Bonus Pool").
     On an annual basis, the Compensation Committee approves the allocation of the
     Bonus Pool among the members of the Company's management and other key personnel.

(3)  The amounts shown represent the amount the Company reimbursed the Named Executive for the payment of taxes on the value received by the Named Executive from a
     Company-provided automobile.  The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits.  The aggregate amount of such compensation for each Named Executive did not exceed 10% of the total annual salary and bonus of such Named Executive and, accordingly, has been omitted from the table as permitted by the rules of the Securities and
     Exchange Commission (the "Commission").

(4)  Mr. Beattie was appointed to the position of President and Chief Executive Officer of the Company in March 1998.  Mr. Beattie was appointed to the position of
     President and Chief Operating Officer of the Company in April 1997.  Mr. Beattie
     served as Vice Chairman and Assistant Secretary of the Company during the fiscal year ended January 31, 1997.  Salary for 1/31/98 represents $71,155 in salary paid to Mr. Beattie following his becoming an employee of the Company in September
     1997, and $186,250 in consulting fees paid to ESB under the terms of certain consulting or monitoring agreements pursuant to which ESB, through Mr. Beattie, provided financial advisory and management services to the Company.  Salary for
     1/31/97 represents consulting fees paid to ESB under the terms of the monitoring agreements described above.  All consulting and monitoring agreements between the
     Company and ESB were terminated during the fiscal year ended January 31, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding Options granted during the fiscal year ended January 31, 1999 by the Company to the Named Executives.

                                                                        POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED ANNUAL
                   COMMON                                               RATES OF STOCK PRICE
                   STOCK       PERCENT OF TOTAL  EXERCISE               APPRECIATION FOR OPTION
                   UNDERLYING  OPTIONS GRANTED   OR                     TERM (1)
                   OPTIONS     TO EMPLOYEES      BASE       EXPIRATION  -----------------------
NAME               GRANTED     IN FISCAL YEAR    PRICE(2)   DATE           5%($)      10%($)
                   ----------  ----------------  --------   ----------  ----------  ----------
Rafael Kravec . . .      --           --          $   --          --    $   --      $   --
E. Scott Beattie. . 400,000        80.0%           12.50     2/28/08     3,144,473   7,968,712
Gretchen Goslin . .  10,000         2.0%           12.50     2/28/03        34,535      76,314
William J. Mueller.  10,000         2.0%           12.50     2/28/03        34,535      76,314
Oscar E. Marina . .  10,000         2.0%           12.50     2/28/03        34,535      76,314
------------------

(1) Amounts represent hypothetical gains that could be achieved for the respective Options if exercised at the end of the Option term.  These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective Options were granted to their expiration dates. Hypothetical gains are calculated based on rules promulgated by the Commission and do not represent an estimate by the Company of its future stock price growth.  This table does not take into account any appreciation in the price of the Common Stock to date.  Actual gains, if any, on Option exercises and Common
    Stock holdings are dependent on the timing of such exercises and the future performance of the Common Stock.  There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named
    Executives.

(2) The exercise price for the Options granted was based upon the market price of the Common
    Stock on the date of grant.

AGGREGATED FISCAL YEAR END OPTION VALUE TABLE

     The following table sets forth certain information concerning unexercised Options held by the Named Executives at January 31, 1999. There were no exercises of Options by the Named Executives during the fiscal year ended January 31, 1999.

                       NUMBER OF SHARES OF COMMON STOCK      VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                            AT JANUARY 31, 1999(#)           JANUARY 31, 1999($)(1)
NAME                     EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
                         -----------    -------------     -----------   -------------
Rafael Kravec. . . . .     106,800              --         $498,756       $     --
E. Scott Beattie . . .     610,900                          528,628             --
Gretchen Goslin. . . .      66,734           6,666          264,078             --
William J. Mueller . .      66,734           6,666          264,078             --
Oscar E. Marina. . . .      29,634          10,366           54,400             --
------------------
(1) Value is based on the difference between the Option exercise price and the fair market value per share of Common Stock on January 29, 1999 ($7.97 per share, which represents the closing sales price of the Common Stock on The Nasdaq National
    Market) multiplied by the number of shares underlying the Option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Fred Berens served as a member of the Compensation Committee of the Board for the fiscal year ended January 31, 1999. Mr. Berens owns $546,000 principal amount of the Company's 7.5% Convertible Debentures. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee submits the following report for fiscal 1999:

     The function of the Compensation Committee is to determine the compensation of the Company's senior management and other key personnel who have contributed to the performance of the Company, including bonuses, and to administer the Company's 1995 Plan. The Company's executive compensation program consists of three primary components: base salaries, bonuses and grants of stock options. Bonuses for senior management and other key personnel are allocated from the Company's Bonus Pool pursuant to which 6% of the pre-tax profit of the Company is available as a bonus pool for the members of management and key personnel of the Company. The Compensation Committee may also, in its discretion, supplement monetary compensation with incentive compensation in the form of the grant of stock options under the 1995 Plan. All of the components of executive compensation are designed to facilitate fulfillment of the compensation objectives of the Board and the Compensation Committee, which objectives include: (i) providing market competitive compensation to attract and retain key management personnel; (ii) relating management compensation to the achievement of Company goals and the Company's performance; and (iii) aligning the interests of management with those of the Company's shareholders.

     The determination of the total compensation package for the Company's senior management and other key personnel of the Company was made after reviewing and considering a number of factors, including job responsibility, level of individual performance, achievement of Company goals and the individual's contribution to the achievement of Company goals, Company performance, compensation levels at competitive companies, as well as companies of similar size to the Company, and the Company's historical compensation levels. Following the completion of the fiscal year, the Compensation Committee met with the President and Chief Executive Officer to review his recommendations with respect to the compensation package for members of senior management and other key personnel of the Company. The Compensation Committee then determined the allocation of bonuses from the Bonus Pool and whether to grant stock options. Other than the Bonus Pool, which is specifically tied to Company performance, the compensation decisions were based upon an overall review of all of the relevant factors without giving specific weight to any one factor.

     In its allocation of the Bonus Pool and decision on the individuals who should receive, and the amounts of, stock option grants for fiscal 1999 performance, the Compensation Committee considered additional factors, including that for fiscal 1999: (i) the Company did not accomplish all of its financial performance goals; (ii) the Bonus Pool was essentially the same as in fiscal 1998; (iii) commensurate with the Company's significant growth in sales and operations, a greater number of management personnel and key employees made significant contributions to the Company; and (iv) the President and Chief Executive Officer's recommendations on the form of incentive compensation most appropriate for a specific individual. Based on all of these factors, the Compensation Committee allocated the Bonus Pool and granted stock options to a greater number of individuals than in past years.

     The Compensation Committee's stock option grants reflected in the Summary Compensation Table for the Named Executives were granted in February 1998 and were grants based primarily on fiscal 1998 performance. For fiscal 1999 performance, the Compensation Committee granted options for a total of 235,000 shares of Common Stock, including an aggregate of 130,000 to the Named Executives.

     The compensation of the Company's President and Chief Executive Officer was determined based on the above-described factors. Based on his long-term commitment to the Company and his significant contributions during fiscal 1999, including, among other things, with respect to the acquisition of new fragrance brands, the development of relationships with fragrance suppliers, the Company's sales growth with its top retailers, operational and management initiatives, and the Company's financings, the Compensation Committee allocated a bonus of $100,000 and granted a stock option for 100,000 shares of Common Stock to Mr. Beattie in March 1999, exercisable as follows: 33,334 shares on September 3, 1999, 33,333 shares on March 3, 2000, and 33,333 shares on March 3, 2001.

                                                      Fred Berens
                                                      George Dooley

PERFORMANCE GRAPH

Note: Prior to the November 1995 Merger, the Company (which was then known as Suave Shoe Corporation) had discontinued its shoe manufacturing and distribution operations. Management of the Company believes that reflecting total return data for the Company relating to the shoe operations prior to the Merger would be of no relevance to its shareholders and potentially misleading. Accordingly, management of the Company has omitted all historical data which does not relate to the Company's fragrance operations following the Merger and has begun the performance graph comparison as of the effective date of the Merger.

The performance graph data set forth below compares the cumulative total returns, including the reinvestment of dividends, of the Common Stock with the companies in The Nasdaq Stock Market (U.S.) Index and with four peer group companies (the "Peer Group"), which include: Allou Health & Beauty Care, Inc.; Jean Philippe Fragrances, Inc.; Parlux Fragrances, Inc.; and Perfumania, Inc. The Peer Group consists of companies engaged in fragrance manufacturing, distribution and sales that had similar market capitalizations to the Company at the beginning of the comparative period. The comparison covers a period from the November 30, 1995 effective date of the Merger in which the Company's operations became the fragrance operations of FFI until January 31, 1999, and is based on an assumed $100 investment on November 30, 1995 in The Nasdaq Stock Market (U.S.) Index, in the Peer Group and in the Common Stock. The Common Stock is listed on The Nasdaq National Market under the symbol "FRAG."

                        [GRAPHIC OMITTED]

                                                Cumulative Total Return
                                 11/30/95    1/31/96    1/31/97    1/31/98    1/31/99
                                 --------    -------    -------    -------    -------
   French Fragrances, Inc.          100        141        168        235        170
   Peer Group                       100         99         66         54         87
   NASDAQ National Market (U.S.)    100        100        131        155        242

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIPS

     Rafael Kravec, the Chairman of the Board of the Company, is the controlling shareholder of National Trading. E. Scott Beattie, the President and Chief Executive Officer and a director of the Company, was, until
September 1997, the controlling shareholder of ESB.   Richard C.W. Mauran, a
director of the Company, is the co-trustee and a beneficiary of Devonshire Trust. Fred Berens is a director of the Company.

RELATED TRANSACTIONS

     At January 31, 1999, the Company had outstanding approximately $4,779,000 aggregate principal amount of 7.5% Convertible Debentures, of which (i) $2,184,000 aggregate principal amount are owned by Mr. Kravec and National Trading, (ii) $546,000 aggregate principal amount are owned by Mr. Berens, (iii) $798,942 aggregate principal amount are owned by Mr. Mauran and Devonshire Trust, and (iv) $8,374 aggregate principal amount are owned by Mr. Beattie.

     Prior to August 1998, the Company leased from National Trading a 59,000 square foot facility at 15595 N.W. 15th Avenue, Miami (the "National Trading Facility"), which had housed the Company's offices prior to May 1997 and which the Company had an option to purchase. In connection with National Trading's sale of the National Trading Facility in August 1998, the Company agreed to terminate the lease and its option to purchase the National Trading Facility. The consideration received by the Company included: (i) cancellation of an outstanding loan to the Company in the principal amount of $294,000; (ii) a cash payment of $416,000, and (iii) the issuance by National Trading to the Company of a promissory note payable upon demand in the principal amount of $300,000 and bearing interest at 8.5% per annum. At January 31, 1999, the principal amount of the demand note due the Company was $100,000. The Company made lease payments to National Trading during the fiscal year ended January 31, 1999 totaling $144,500.

     During the fiscal year ended January 31, 1999, the Company provided loans to E. Scott Beattie, the President and Chief Executive Officer of the Company, in the aggregate principal amount of $500,000 for payment of certain costs associated with his relocation to Florida. The loans accrue interest at 8.5% per annum and mature in August and November 2000. As of January 31, 1999, the entire principal amount of $500,000 was outstanding.

 PROPOSAL 2 - APPROVAL OF AMENDMENT TO THE 1995 STOCK OPTION PLAN

     The 1995 Plan was adopted by FFI's Board in January 1995 and approved by FFI's shareholders in April 1995. In connection with the Merger in November 1995, the Company assumed the 1995 Plan. Currently, options to purchase in the aggregate 1,500,000 shares of Common Stock of the Company are authorized under the 1995 Plan. As of May 13, 1999, options to purchase in the aggregate 1,387,040 shares of Common Stock are either outstanding or have been exercised, limiting additional option grants under the 1995 Plan to an aggregate of 112,960 shares. The Board and the Compensation Committee both believe that it is in the Company's best interest to increase the maximum number of shares of Common Stock available for grant under the 1995 Plan so as to maintain the purposes of the 1995 Plan, which is the promotion of the long-term financial interests and growth of the Company by attracting and retaining key employees, officers, directors and other persons who provide services for the Company or its subsidiaries and who will be instrumental to the success of the Company, and motivating such persons by means of growth-related incentives. On March 3, 1999, the Board adopted, subject to shareholder approval, an amendment to the 1995 Plan increasing the number of shares of Common Stock which may be issued pursuant to stock options granted under the 1995 Plan from 1,500,000 to 2,200,000 (the "1995 Plan Amendment").

     In connection with the Company's recent acquisitions of fragrance brands and exclusive licensing and distribution agreements in the United States and general expansion of its operations and business, the Company has added several new key employees. The Board believes that it has been able to attract these persons, as well as maintain the existing core of management, without significantly altering its executive salary structure, through the direct grant of, or through the opportunity for such persons to obtain, long-term incentive compensation through stock options. The grant of stock options is an integral part of the compensation formula of the Company and the ability to continue to provide stock options is essential to the Company's ability to continue its growth.

     The following summary of the 1995 Plan is qualified in its entirety by reference to the full text of the 1995 Plan, as amended and restated, attached to this Proxy Statement as Exhibit A.

     The 1995 Plan is administered by the Compensation Committee of the Board. The 1995 Plan provides that any individual who performs services for the Company or a subsidiary, including any individual who is an employee, officer or director of the Company or a subsidiary shall be eligible to receive stock options under the 1995 Plan. As of May 13, 1999, the class of eligible participants consists of approximately 315 persons, including six executive officers and two non-employee directors. Following the Merger, non-employee directors who are members of the Compensation Committee are not eligible to receive stock options under the 1995 Plan. The Compensation Committee will determine the persons to be granted stock options, the number of shares of Common Stock to which the options relate and the terms and conditions of such stock options. The number of shares of Common Stock subject to each outstanding stock option, the option price with respect to outstanding stock options and the aggregate number of shares of Common Stock under the 1995 Plan shall be subject to such adjustment as the Compensation Committee deems appropriate to reflect stock splits, stock dividends, recapitalizations, mergers, consolidations and reorganizations of or by the Company.

     Two types of stock options may be granted under the 1995 Plan: incentive stock options ("Incentive Options"), which are intended to qualify under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options"). The exercise price per share for Incentive Options may not be less than the fair market value of the Common Stock at the time the option is granted (as determined in good faith by the Compensation Committee) and, for Nonqualified Options, the exercise price may not be less than the par value of the Common Stock. In the event of the grant of an Incentive Option to an optionee who is the owner (directly or by attribution under Section 424(d) of the Code) of more than 10% of the total combined voting power of all classes of the stock of the Company, the option price may not be less than 110% of the fair market value of the Common Stock at the time of the grant. For each Incentive Option, the fair market value of the shares with respect to which options first become exercisable by the optionee during any calendar year, determined as of the date of the grant, may not exceed $100,000. The purchase price for any option under the 1995 Plan may be paid in cash, by check or such other manner as the Compensation Committee deems appropriate, or with the consent of the Compensation Committee, in shares of Common Stock or by the Company retaining shares of Common Stock to be delivered upon exercise of the stock option corresponding to the number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the participant desires to exercise the stock option.

     Options under the 1995 Plan may be granted with terms of no more than ten years from the date of grant. Incentive Options may only be granted to key employees of the Company or its subsidiaries. If an Incentive Option is granted to an optionee who is the owner (directly or by attribution under Section 424(d) of the Code) of more than 10% of the total combined voting power of all classes of the stock of the Company, the term of such option may not exceed five years from the date of grant. Options under the 1995 Plan are generally exercisable during the periods and to the extent set forth in the option agreement between the optionee and the Company as determined by the Compensation Committee, but no option may be exercisable prior to the expiration of six months from the date of grant or after the expiration of ten years from the date of grant. Generally stock options under the 1995 Plan may be exercised only while the participant is an employee of, or performing services for, the Company or a subsidiary, provided that with the consent of the Compensation Committee, options may be exercised subject to certain time limitations in the event a participant's employment by, or provision of services to, the Company or a subsidiary is terminated. Stock options under the 1995 Plan are not transferable other than by will or the laws of descent and distribution and may be exercised only by the participant during the participant's lifetime.

     Subject to certain legal restrictions, stock options granted under the 1995 Plan become fully exercisable and vested on the date of a "change in control," which includes a change in the composition of a majority of the Board, reorganization, merger, consolidation or sale of substantially all of the assets of the Company where the beneficial owners of the outstanding Common Stock and the outstanding voting securities fail to own more than 51% of the then outstanding shares of Common Stock and the combined voting power of the corporation resulting from such transaction or of the corporation acquiring the Company's assets, as the case may be; and the liquidation or dissolution of the Company.

     The 1995 Plan will terminate on, and no options may be granted thereunder after, January 26, 2005, subject to the right of the Board to terminate the 1995 Plan earlier. The Board may amend the 1995 Plan at any time, except that it must have the approval of the Company's shareholders to (i) increase the maximum number of shares of Common Stock in the aggregate for which options may be granted under the 1995 Plan, except in the case of certain events as summarized above, (ii) change the class of persons eligible to participate in the 1995 Plan, or (iii) increase the benefits accruing to participants under the 1995 Plan. No termination or amendment to the 1995 Plan may adversely affect the rights of a participant under an outstanding option without the consent of the participant.

     In general, the grant of an option creates no tax consequences for a participant or the Company. A participant will not have taxable income upon exercising an Incentive Option and the Company will receive no deduction at that time. Upon exercising a Nonqualified Option, the participant will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise and the Company will be entitled to a deduction in an equal amount. Upon such exercise, the participant must make such arrangements with the Company with respect to withholding taxes as the Compensation Committee may determine. A participant's disposition of shares of Common Stock acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss (unless shares issued pursuant to the exercise of an Incentive Option are disposed of within two years after the date of grant of the Incentive Option or within one year after the transfer of the shares to the participant) measured by the difference between the sales price and the participant's tax basis in such shares. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an Incentive Option are disposed of before the applicable Incentive Option holding periods have been satisfied. Different tax rules may apply with respect to participants who are subject to Section 16 under the Securities Exchange Act of 1934, as amended, when they acquire stock in a transaction deemed to be a non-exempt purchase under that statute or within six months of an exempt grant of an option under the 1995 Plan. A participant who is not a United States citizen and is not deemed to be a resident of the United States for U.S. federal income taxation generally will not be subject to U.S. taxation upon the grant or exercise of an option or upon the sale of the shares received upon exercise of an option, provided that the option was granted solely for services rendered outside of the United States. A nonresident alien participant who performs services in the U.S. may be subject to taxation with respect to options granted for such services.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 1995 PLAN AMENDMENT.


 PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP to continue as the independent auditors for the Company for the fiscal year ending January 31, 2000. Deloitte & Touche LLP has been acting as the independent auditors of the Company since February 22, 1996, and served as the independent auditors of FFI, whose fragrance distribution operations became the operations of the Company following the Merger, since FFI's inception in 1992.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2000.

                      SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in the proxy materials of the Company for its 2000 Annual Meeting of Shareholders must be received by the Company on or before January 13, 2000.

                          OTHER MATTERS

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

     The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than the matters described herein and does not intend to bring any other matters before the Annual Meeting. If any other matters should, however, come before the Annual Meeting, or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                     By Order of the Board of Directors,

                                     OSCAR E. MARINA
                                     Secretary


Miami, Florida
May 17, 1999.

                                                      EXHIBIT A

                     FRENCH FRAGRANCES, INC.

                      1995 Stock Option Plan

1.  Definitions:  As used herein, the following definitions shall apply:

    (a) "Compensation Committee" shall mean a committee appointed from time to time by the Board to administer the plan and consisting of not fewer than two members. Upon the registration by the Company of the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all members of the Compensation Committee shall be "disinterested persons" as defined by Rule 16b-3.

    (b) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

    (c) "Company" shall mean French Fragrances, Inc., a Florida corporation, or any successor thereof.

    (d) "Eligible Person" means any individual who performs services for the Company or a Subsidiary, including any individual who is an employee, officer or director of the Company or a Subsidiary, regardless of whether such individual is included on the regular payroll of the Company or a Subsidiary, or is a full or part time employee.

    (e) "Incentive Option" shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The stock option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

    (f) "Nonqualified Option" shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Code. The stock option agreement for a Nonqualified Option shall state that the option is intended to be a Nonqualified Option.

    (g) "Participant" shall mean any Eligible Person designated by the Compensation Committee under Paragraph 6 for participation in the Plan.

    (h)  "Plan" shall mean this Stock Option Plan for the Company.

    (i) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Securities Exchange Act, or any successor thereto.

    (j) "Subsidiary" shall mean any Company in which the Company owns, directly or indirectly, stock possessing more than fifty percent of the total combined voting power of all classes of stock.

2. Purpose of Plan: The purpose of the Plan is to provide key employees, officers and directors of the Company and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of such persons with the interests of the shareholders of the Company, and to increase their personal interest in the continued success and progress of the Company.

3. Administration: The Plan shall be administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock options to be granted to each such person, and the terms and conditions of such stock options. Subject to the provisions of the Plan, the Compensation Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Compensation Committee shall be final, conclusive and binding. Acts approved by either a majority of the members present at any meeting at which a quorum is present, or without a meeting by the unanimous written approval of the members of the Compensation Committee, shall be the acts of the Compensation Committee.

4. Indemnification of Compensation Committee Members: In addition to such other rights of indemnification as they may have, the members of the Compensation Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors of the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Compensation Committee member has acted in bad faith; provided, however, that within 60 days after receipt of notice of institution of any such action, suit or proceeding a Compensation Committee member shall offer the Company in writing the opportunity, at its own cost, to handle and defend the same.

5. Maximum Number of Shares Subject to Plan: The maximum number of shares of Common Stock which may be issued pursuant to stock options granted under the Plan shall be 2,200,000 shares. Shares of Common Stock shall be made available for issuance pursuant to the Plan either from shares of Common Stock reacquired by the Company (either directly or indirectly through an agent, trustee or other person or entity) or from authorized but unissued shares.
Any shares of Common Stock with respect to which stock options have expired or terminated for any reason other than exercise of such stock options, shall again be available for issuance pursuant to the Plan to the extent permitted under Rule 16b-3.

    The number of shares of Common Stock subject to each outstanding stock option, the option price with respect to outstanding stock options, and the aggregate number of shares available at any time under the Plan shall be subject to such adjustment as the Compensation Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option; and provided further, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(l) of the Code. Without limiting the generality of the foregoing, the existence of outstanding options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares of Common Stock subject to outstanding options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

6. Participants: The Compensation Committee shall determine and designate from time to time, in its sole discretion, those Eligible Persons to whom stock options are to be granted or awarded and who thereby become Participants under the Plan. Notwithstanding the foregoing, Incentive Options may be granted only to key employees eligible to receive Incentive Options pursuant to Section 422 of the Code.

7. Written Agreement: Each stock option, shall be evidenced by a written agreement between the Company and the Participant and shall contain such provisions as may be approved by the Compensation Committee. Such agreements shall constitute binding contracts between the Company and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Compensation Committee, provided that such additional provisions and restrictions are not forbidden by the terms of the Plan.

8. Allotment of Shares: The Compensation Committee shall determine and fix the number of shares of Common Stock with respect to which each Participant may be granted stock options provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in an aggregate fair market value, determined as of the date the option is granted, of Common Stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year in excess of $100,000.

9. Stock Options: Subject to the terms of the Plan, the Compensation Committee may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, with respect to which the option is an Incentive Option, and the number of shares of Common Stock covered thereby, with respect to which the option is a Nonqualified Option.

10. Stock Option Price: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Compensation Committee shall establish the price per share for which the shares of Common Stock covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of a share of Common Stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of the stock of the Company or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date such Incentive Option is granted. With respect to a Nonqualified Option, the option price shall not be less than the par value of a share of Common Stock. For purposes of the Plan, the "fair market value" of a share of Common Stock shall be determined in good faith by the Compensation Committee and may, among other methods, be the Closing Price of the Common Stock preceding the grant date or the average of the Closing Prices of the Common Stock on each of the 30 business days immediately preceding such date. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such a day of the Common Stock on such system; or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low ask quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Common Stock on at least 5 of the 10 preceding days; or,
(iv) if none of clause (i), (ii), or (iii) is applicable, the fair market value on a specified date of a share as determined by the Compensation Committee in good faith. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

11. Payment of Stock Option Price: At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or by certified or official bank check, personal check or money order, or, with the consent of the Compensation Committee, in Common Stock, shall be made by the Participant for all shares so purchased. In the sole discretion of and subject to such conditions as may be established by the Compensation Committee, payment of the option price may also be made by the Company retaining from the shares of Common Stock to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock option. If payment is made by the tender of shares of Common Stock or retention by the Company of shares of Common Stock to be delivered upon the exercise of the stock option, the fair market value of each share of Common Stock tendered or retained, as the case may be, shall be determined as of the day such shares are tendered or such option is exercised, or if no sale or bid has been made on such date, then on the last preceding day on which such sale or bid shall have been made. Any excess of the value of the tendered or retained shares over the option price will be returned to the Participant as follows:

     (i) any whole shares of Common Stock remaining in excess of the purchase price will be returned to the Participant in kind, and may be represented by one or more certificates as determined by the Company in its sole discretion; and

     (ii) any partial shares of Common Stock remaining in excess of the option price will be returned to the Participant in cash.

     Such payment may also be made in such other manner as the Compensation Committee determines is appropriate, in its sole discretion. No Participant shall have any of the rights of a shareholder of the Company under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

12. Granting and Exercise of Stock Options: Each stock option granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Compensation Committee at the time of the grant; provided, however, that no stock option granted hereunder may be exercisable prior to the expiration of six months from the date of grant. The aggregate fair market value (determined at the time the option is granted) of Common Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

     A Participant may exercise a stock option, if then exercisable, in whole or in part by delivery to the Company of written notice of the exercise, in such form as the Compensation Committee may prescribe, accompanied by (i) full payment for the shares with respect to which the stock option is exercised, or
(ii) in the sole discretion of the Compensation Committee and subject to the requirements of Regulation T (as in effect from time to time) under the Exchange Act, irrevocable instructions to a stockbroker to promptly deliver to the Company full payment for the shares with respect to which the stock option is exercised from the proceeds of the stockbroker's sale of or loan against the shares. Except as provided in Paragraph 17, stock options may be exercised only while the Participant is an employee of, or performing service to, the Company or a Subsidiary.

     Successor stock options may be granted to the same Participant, whether or not the stock option(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option, if then exercisable, notwithstanding that stock options previously granted to such Participant remain unexercised.

13. Change of Control Provisions. Notwithstanding any other provision of the Plan, the following acceleration provisions shall apply in the event of a "Change of Control" as defined in this Section 13:

     13.1 Any Option previously granted under the Plan to a Participant who is an Eligible Person on the date of a "Change in Control" (as defined in Section 13.2) shall become fully exercisable and vested, automatically in the case of Participants subject to Section 16 of the Exchange Act, and unless otherwise determined by the Board of Directors in writing at or after the grant but prior to the occurrence of the Change in Control in the case of Participants not subject to Section 16 of the Exchange Act, subject only to the legal restrictions on the issuance of shares of Common Stock upon exercise of an Option set forth in Section 18 and the provisions of the next sentence. In the case of participants subject to Section 16 of the Exchange Act, unless a participant can transfer an Option without incurring liability under Section 16(b) of the Exchange Act, at least six months shall elapse from the date of acquisition of the Option to the date of disposition of the Option (other than upon exercise) or its underlying Shares.

     13.2  For purposes of Section 13.1, a "Change of Control" shall mean:

     (a) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents; or

     (b) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such organization, merger or consolidation; or

     (c) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company; or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition. The term "the sale or other disposition of all or substantially all of the assets of the Company" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). The "fair market value of the Company" shall be the aggregate market value of the then Outstanding Company Common Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average fair market value (as defined in Section 10) per Share of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock or by such other method as the Board of Directors shall determine is appropriate.

14. Non-Transferability of Stock Options: No stock option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and such option shall be exercisable, during the lifetime of the Participant, only by the Participant.

15. Term of Stock Options: If not sooner terminated, each stock option stock granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary, such option shall expire not more than 5 years after the date of granting thereof.

16. Continuation of Employment: The Compensation Committee may require, in its discretion, that any Participant under the Plan to whom a stock option shall be granted shall agree in writing as a condition of the granting of such stock option to remain in the employ of, or continue to provide services to, the Company or a Subsidiary for a designated minimum period from the date of the granting of such stock option as shall be fixed by the Compensation Committee.

17. Termination of Employment: If a Participant's employment by, or provision of services to, the Company or a Subsidiary shall be terminated, the Compensation Committee may, in its discretion, permit the exercise of stock options granted to such Participant and then exercisable (i) for a period not to exceed one year following such termination of employment with respect to Incentive Options, and (ii) for a period not to extend beyond the expiration date with respect to Nonqualified Options; provided, however, that no Incentive Option may be exercised after three months following a Participant's termination of employment, unless such termination of employment is due to the Participant's death or permanent disability, in which event the Incentive Option may be permitted to be exercised for up to one year following the Participant's termination of employment for such reason. In no event, however, shall a stock option be exercisable subsequent to its expiration date and, furthermore, unless the Compensation Committee otherwise determines, a stock option may only be exercised after termination of a Participant's employment or service to the extent exercisable on the date of termination of employment or as a result of termination of employment.

18. Investment Purpose: If the Compensation Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder and as a condition to the Company's obligation to deliver certificates representing such shares, to execute and deliver to the Company a written statement, in form satisfactory to the Compensation Committee, representing and warranting that the Participant's acquisition of shares of Common Stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or
(b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under this Plan.

19. Rights to Continued Employment: Nothing contained in the Plan or in any stock option granted pursuant to the Plan, nor any action taken by the Compensation Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by, or the provision of services to, the Company or a Subsidiary nor interfere in any way with the right of the Company or a Subsidiary to terminate such person's employment or service at any time with or without cause.

20. Withholding Payments: If upon the exercise of a Nonqualified Option or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Company or a Subsidiary any amount of income tax withholding, in the Compensation Committee's sole discretion, either the Company shall appropriately reduce the amount of Common Stock to be issued to the Participant or the Participant shall pay such amount to the Company or Subsidiary to reimburse it for such income tax withholding. The Compensation Committee may, in its sole discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Company upon exercise of a stock option appropriately reduced or by electing to tender Common Stock back to the Company subsequent to exercise of a stock option to reimburse the Company for such income tax withholding, subject to such rules and regulations as the Compensation Committee may adopt. The Compensation Committee may make such other arrangements with respect to income tax withholding as it shall determine.

21. Effectiveness of Plan: This Plan is effective as of January 26, 1995; provided, however, that within one year after such date, the Plan shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the Company's shareholders, of any adjournment thereof. Any stock option granted under this Plan prior to the date that shareholder approval is obtained pursuant to this Section 21 shall, for purposes of Section 12 hereof, be deemed to have been granted as of the date of such shareholder approval is obtained.

22. Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Company. Unless sooner terminated, the Plan shall terminate on ten years from effective date, and no stock options may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option outstanding on the date of termination, and any such options shall be interpreted pursuant to the terms of this Plan, notwithstanding the termination of the Plan.


     For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Company, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revisions shall (i) increase the maximum number of shares of Common Stock in the aggregate which are subject to the Plan (except as provided under the provisions of Paragraph 5), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Company; or (ii) change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option, which shall have been previously granted or awarded under the Plan, without the consent of the holder thereof.

23. Interpretation: If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. Without limiting the generality of the foregoing, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Exchange Act. To the extent any provision of the Plan or any action by the Compensation Committee or the Board of Directors hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Compensation Committee or the Board of Directors. This Plan shall be governed by the laws of the State of Florida. Headings contained in the Plan are for convenience only and shall in no manner be construed as part of the Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     As adopted by the Board of Directors on January 26, 1995, and as amended on November 30, 1995, March 29, 1996 and March 3, 1999.

                  REVOCABLE PROXY - COMMON STOCK
                     FRENCH FRAGRANCES, INC.
                  ANNUAL MEETING OF SHAREHOLDERS
                          June 23, 1999

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Oscar E. Marina and William J. Mueller as proxies each with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of French Fragrances, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Company's executive offices at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014, on Wednesday, June 23, 1999 at 10:00 a.m., Eastern Standard Time, and at any postponement or adjournment thereof, as stated on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF IN ACCORDANCE WITH THE DIRECTIONS SPECIFIED HEREIN. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1, FOR THE APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN SET FORTH IN PROPOSAL 2 AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS SET FORTH IN PROPOSAL 3, AND ON OTHER MATTERS PRESENTED FOR A VOTE, IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS ACTING UNDER THIS PROXY. IN THE EVENT ANY NOMINEE FOR ELECTION AS DIRECTOR BECOMES UNAVAILABLE TO SERVE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BALANCE OF THOSE NAMED AND A SUBSTITUTE SELECTED BY THE PERSONS NAMED IN THE PROXY.

     Each shareholder giving a proxy has the power to revoke it any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of French Fragrances, Inc. or by delivery of a later-dated proxy. Attendance at the Annual Meeting without further action will not automatically revoke a proxy.

  [CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE]

                      [REVERSE SIDE OF CARD]

The Board of Directors recommends a vote FOR    Please mark your votes as indicated in
Items 1, 2 and 3.                               this example [X]


Item 1- ELECTION OF DIRECTORS                   Item 2- APPROVAL OF THE AMENDMENT
                                                        TO THE 1995 STOCK OPTION PLAN
   Rafael Kravec            J.W. Nevil Thomas
   E. Scott Beattie         Fred Berens         FOR           AGAINST        ABSTAIN
   Richard C.W. Mauran      George Dooley       [ ]             [ ]            [ ]

FOR                WITHHOLD AUTHORITY           Item 3- RATIFICATION OF APPOINTMENT
[ ]                       [ ]                           OF DELOITTE & TOUCHE LLP AS
                                                        INDEPENDENT AUDITORS FOR THE
Instruction: To withhold authority to vote              FISCAL YEAR ENDED JANUARY 31,
for any individual nominee, write that                  2000
nominee's name in the space provided
below:                                          FOR           AGAINST        ABSTAIN
__________________________________________      [ ]             [ ]            [ ]
__________________________________________
__________________________________________      Other Business
                                                --------------
                                                In their judgment, the proxies are
                                                authorized to vote upon such other
                                                business as may properly come before
                                                the Annual Meeting and any adjournment
                                                or postponement thereof.

Signature: ____________________ Signature: ____________________  Date: _____________

NOTE: Please sign as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.